Ex. 99.2

CERTAIN UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the merger.

The Company has already included the impact of the March 19, 2021 merger with Noes Therapeutics, Inc. ("Neos" and the "Neos Merger") in the Company's unaudited consolidated balance sheet included in the Form 10-Q as of March 31, 2021, furnished with the SEC on May 17, 2021. The unaudited pro forma condensed combined statements of operations for the fiscal year ended June 30, 2020 and nine months ended March 31, 2021 (the “Pro Forma Financials”) have been derived from the following sources:

Aytu BioScience, Inc.

●	Unaudited consolidated statement of operations for the nine months ended March 31, 2021; and

●	Audited consolidated statement of operations for the year ended June 30, 2020.

Neos Therapeutics, Inc.

●	Unaudited condensed consolidated statement of operations for the period covering from July 1, 2020 through March 19, 2021; and

●	Unaudited condensed combined statement of operations for the year ended June 30, 2020.

Pediatric Product Portfolio acquired in the Cerecor Transaction

●	Unaudited abbreviated statements of net revenues and direct expenses for the acquired Pediatric Product Portfolio of Cerecor, Inc. for the three months ended September 30, 2019.

Innovus Pharmaceuticals, Inc.

●	Unaudited condensed combined statement of operations as of and for the three months ended September 30, 2019.

The preliminary unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2021 and year ended June 30, 2020 give effect to these transactions as if they had occurred as of July 1, 2019.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED MARCH 31, 2021
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Nine Months Ended March 31, 2021
	Aytu BioPharma, Inc.	Neos Therapeutics, Inc. (Pre Neos Merger)	Pro Forma Adjustments	Notes	Pro Forma Combined
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Revenues
Product revenue, net	$42,150	$32,432	$ −		$74,582
Total product revenue	42,150	32,432	−		74,582

Operating expenses
Cost of sales	23,500	13,828	315	(a)	37,643
Research and development	859	2,843	579	(a)	4,281
Selling, general and administrative	35,825	23,281	202	(a)	59,308
Acquisition related costs	2,849	4,665	(7,514)	(b)	-
Restructuring costs	4,875	−	−		4,875
Amortization and impairment of intangible assets	9,040	−	−		9,040
Total operating expenses	76,948	44,617	(6,418)		115,147

Loss from operations	(34,798)	(12,185)	(6,418)		(40,565)

Other (expense) income
Other (expense), net	(1,556)	(4,223)	4,133	(c)	(1,646)
(Loss) / gain from change in fair value of contingent consideration	(2,680)	−	−		(2,680)
(Loss) on extinguishment of debt	(257)	−	−		(257)
Total other (expense) income	(4,493)	(4,223)	4,133		$(4,583)

Loss before income taxes	(39,291)	(16,408)	(2,285)		(57,984)
Income tax expense	−	2	–		2
Net loss	$(39,291)	$(16,410)	$(2,285)		$(57,986)

Weighted average number of common shares outstanding	14,490,219	49,755,998	(44,284,194)	(d)	19,962,023

Basic and diluted net loss per common share	$(2.71)	$(0.33)			$(2.90)

See accompanying Notes to the Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED JUNE 30, 2020
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Year Ended June 30, 2020
	Aytu BioPharma, Inc.	Portfolio of Pediatric Products (e)	Pro Forma Adj.			Pro Forma Combined (Pre Innovus Merger and Neos Merger)	Innovus Pharma, Inc. (g)	Pro Forma Adj.			Pro Forma Combined (Pre Neos Merger)	Neos Therapeutics, Inc.	Pro Forma Adj. (a)			Pro Forma Combined

Revenues
Product revenue, net	$27,632	$3,412	$	−		$31,044	$15,926	$	−		$46,970	$61,998	$	−		$108,968
Total product revenue	27,632	3,412		−		31,044	15,926		−		46,970	61,998		−		108,968

Operating expenses
Cost of sales	7,553	1,303		−		8,856	6,438		−		15,294	25,895		225	(a)	41,414
Research and development	1,721	–		−		1,721	171		−		1,892	6,734		739	(a)	9,365
Selling, general and administrative	34,802	2,458		−		37,260	14,358		(1,757)	(h)	49,861	40,280		892	(a)	91,033
Amortization or impairment of intangible assets	4,686	703		(135)	(f)	5,254	417		900	(i)	6,571	−		−		6,571
Total operating expenses	48,762	4,464		(135)	(f)	53,091	21,384		(857)		73,618	72,909		1,856		148,383
Loss from operations	(21,130)	(1,052)		135		(22,047)	(5,458)		857		(26,648)	(10,911)		(1,856)		(39,415)

Other (expense) income						−
Other (expense), net	(2,607)	–		(394)	(f)	(3,001)	(1,159)		−		(4,160)	(8,075)		3,109	(c)	(9,126)
Gain from change in fair value of contingent consideration	10,430	–		−		10,430	−		−		10,430	−		−		10,430
Loss from extinguishment of debt	(316)	–		−		(316)	−		−		(316)	−		−		(316)
Gain from warrant derivative liability	2	–		−		2	−		−		2	−		−		2
Total other (expense) income	7,509	−		(394)	(f)	7,115	(1,159)		−		5,956	(8,075)		3,109		990

Loss before income taxes	(13,621)	(1,052)		(259)		(14,932)	(6,617)		857		(20,692)	(18,986)		1,253		(38,425)
Income tax expense	−	−		−		−	−		−		−	11				11
Net loss	$(13,621)	$(1,052)		$(259)		$(14,932)	$(6,617)		$857		$(20,692)	$(18,997)		$1,253		$(38,436)

Weighted average number of common shares outstanding	4,519,201	–		–		4,519,201	2,907,284		(2,526,312)	(j)	4,900,173	49,737,334		(44,265,530)	(d)	10,371,977

Basic and diluted net loss per common share	$(3.01)					$(3.30)	$(2.28)				$(4.22)	$(0.38)				$(3.71)

See accompanying Notes to the Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

Note 1. Basis of Presentation

The historical consolidated financial statements of Aytu BioPharma, Inc. (the “Company”) have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the business combination, (ii) factually supportable and (iii) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combinations.

The Company has accounted for the business combination under the acquisition method of accounting in accordance with ASC Topic 805 Business Combinations (“Topic 805”). The Company and Neos Therapeutics, Inc. (“Neos”) entered into an Agreement and Plan of Merger by and among the Company, Neutron Acquisition Sub, Inc., a wholly-owned subsidiary of the Company, and Neos Therapeutics, Inc. on December 10, 2020 (the “Neos Merger Agreement”).  The Merger was approved by the shareholders of both the Company and Neos on March 18, 2021, and the Merger formally closed on March 19, 2021.  Pursuant to Securities and Exchange Commission (“SEC”) guidance, the Neos Merger must be presented as if the Neos Merger had already occurred as of July 1, 2019.

The combined preliminary pro forma condensed combined financial information does not reflect the realization of any expected cost savings or other synergies from the acquisitions of both the (i) Cerecor Transaction the (ii) Innovus Merger or (iii) the Neos Merger as a result of restructuring activities and other planned cost savings initiatives following the completion and integration of the business combinations.

As the Pediatric Product Portfolio of Cerecor, Inc. (the “Pediatric Product Portfolio”), which was acquired on November 1, 2019 reported on a December 31 year end, in preparing the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended June 30, 2020, the Company updated the annual income statement of the Pediatric Product Portfolio to reflect a three month period ended September 30, 2019. This was obtained by taking the audited abbreviated statements of net revenues and direct expenses for the acquired Pediatric Product Portfolio for the nine months ended September 30, 2019, less the unaudited net revenues and direct expenses for the acquired Pediatric Product Portfolio for the abbreviated period prior to July 1, 2019. The operating results for the period from October 1, 2019 through November 1, 2019 were omitted due to lack of readily available information. The Company does not believe that this omission is material to the users of these pro forma financial statements.

As Innovus Pharmaceuticals, Inc. (“Innovus”) reported on a December 31 year end, in preparing the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended June 30, 2020, the Company updated the annual income statement of Innovus to reflect a twelve month period ended June 30, 2020. This was obtained by taking the (i) unaudited statements of operations for Innovus for the seven months ended January 31, 2020. The operating results for the period from February 1, 2020 through February 13, 2020 were omitted due to a lack of readily available information. The Company does not believe that this omission is material to the users of these pro forma financial statements.

As Neos reported on a December 31 year end, in preparing the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended June 30, 2020, and nine months ended March 31, 2021, the Company updated the annual income statement of Neos to reflect a twelve month period ended June 30, 2020. This was obtained by taking the (i) unaudited statements of operations for Neos for the six months ended June 30, 2020, and adding the unaudited statements of operations for Neos for the six months ended December 31, 2019, which was obtained by taking the audited statements of operations for Neos for the year ended December 31, 2019, less the unaudited statements of operations for Neos for the six months ended June 30, 2019.

Note 2. Financings and Other Transactions

Cerecor Transaction

On November 1, 2019, the Company completed the Cerecor Transaction, acquiring a portfolio of pediatric products from Cerecor, Inc. for (i) $4.5 million in cash and (ii) approximately $5.6 million in Series G Preferred Stock.

Innovus Merger

On February 14, 2020, the Company completed the merger with Innovus Pharmaceuticals after approval by the stockholders of both companies on February 13, 2020. Upon the effectiveness of the merger, a wholly-owned subsidiary of the Company merged with and into Innovus, and all outstanding Innovus common stock was exchanged for approximately 3.8 million shares of the Company’s common stock and up to $16 million of Contingent Value Rights (“CVRs”). The outstanding Innovus warrants with cash out rights were exchanged for approximately 0.2 million shares of Series H Convertible Preferred stock of the Company (adjusted to reflect the December 8, 2020 one-for-ten reverse stock split) and the warrants were retired. The remaining Innovus warrants outstanding at the time of the merger, those without cash-out rights, continue to be outstanding, and upon exercise, retain the right to the merger consideration offered to Innovus stockholders, including any remaining claims represented by CVRs at the time of exercise. Innovus is now a 100% wholly-owned subsidiary of the Company.

Neos Merger

On December 10, 2020, the Company entered into the Neos Merger Agreement. The Neos Merger Agreement that was subject to the approval of the Neos stockholders and the consideration issued to Neos stockholders in the merger was subject to the approval of the Company’s stockholders. On March 19, 2021, Aytu and Neos completed the Merger after successful approval of the Merger by the stockholders of Aytu and Neos at separate special meetings held on March 18, 2021. Upon closing of the Merger, (i) Aytu Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Aytu, merged with and into Neos, with Neos surviving as a wholly owned subsidiary of Aytu and (ii) all outstanding Neos common stock was exchanged for approximately 5.5 million shares of Aytu common stock and cash in lieu of fractional shares of Aytu common stock. Neos will continue as a subsidiary of the Company.

Common Stock Financing

Following the signing of the Merger Agreement, Aytu successfully completed a common stock financing that closed on December 15, 2020 and raised approximately $26.1 million in net proceeds to Aytu.

Note 3. Estimated Purchase Price Consideration

The following table summarized the preliminary fair value of consideration issued. These estimates are preliminary, subject to a potential adjustment within twelve months from the March 19, 2021 acquisition dater, and therefore, are subject to revisions that may result in adjustments to the values presented below.

Neos Merger

As of
March 19, 2021
Consideration:
Fair Value of Aytu Common Stock
Total shares issued at close (a)	5,471,804
Estimated fair value per share of Aytu common stock	$9.73
Estimated fair value of equity consideration transferred	$53,240,653
Cash	15,383,104
Replacement equity awards (b)	432,289
Total consideration transferred	$69,056,046

(a)	Excludes approximately 105,000 shares reserved for Neos employee-based equity grants of restricted stock or stock options that were carried-over as part of the Merger.

(b)	Estimated fair value of replacement equity awards

Note 4. Preliminary Purchase price allocation

Both the Cerecor Acquisition and the Innovus merger purchase price allocations were most recently disclosed in both of the Company’s Form 10-K for the year ended June 30, 2020, filed October 6, 2020 and Form 10-Q for the three months ended September 30, 2020 and filed November 12, 2020. There has been no change from amounts disclosed in the aforementioned filings.

Neos Merger

The Merger was approved by the shareholders of both the Company and Neos on March 18, 2021, and the Merger formally closed on March 19, 2021. The Neos purchase price allocation was most recently disclosed in the Company's Form 10-Q for the three- and nine- months ended March 31, 2021, filed May 17, 2021.

As of
March 19, 2021
Total consideration transferred	$69,056,046
Recognized amounts of identified assets acquired and liabilities assumed
Cash and cash equivalents	$15,721,797
Accounts receivable	24,695,527
Inventory	10,984,055
Prepaid expenses and other current assets	2,929,457
Operating leases right-to-use assets	3,515,141
Property, plant and equipment	5,518,801
Intangible assets	56,530,000
Other long-term assets	148,931
Accounts payable and accrued expenses	(56,718,159)
Short-term line of credit	(10,707,115)
Long-term debt, including current portion	(17,677,954)
Operating lease liabilities	(3,515,141)
Other long-term liabilities	(81,523)
Total identifiable net assets	$31,343,817
Goodwill	$37,712,229

(1)	See Note 3 for the Company’s disclosure on the estimated fair value of the consideration for the Neos merger.

Note 5. Pro Forma Adjustments

The preliminary pro forma adjustments are based on the Company’s estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed consolidated combined financial information:

Neos Merger

(a)

Represents adjustments to reflect the impact on depreciation and amortization expense resulting from the fair value adjustments of the (i) property, plant and equipment, and (ii) intangible assets acquired on March 19, 2021, as required by U.S. GAAP.

(b)	Represents the transaction costs specific to the Neos merger incurred by both the Company and Neos for the nine months ended March 31, 2021.

(c)

Represents the adjustment to interest and related expense to reflect the impact of (i) the March 19, 2021 Sixth Amendment to the Deerfield Senior Secured Credit Facility (the "Deerfield Facility") that the Company originally entered into with Deerfield Private Design Fund III, L.P & Deerfield Partners, L.P. (collectively, "Deerfield), (ii) the March 19, 2021 paydown of approximately $15.4 million of outstanding principal of the Deerfield Facility on March 19, 2021, and (iii) the fair value adjustment to the carrying value of the outstanding Deerfield Facility.

(d)

Represents the pro forma weighted average shares outstanding at the end of both the twelve months ended June 30, 2020, and nine months ended March 31, 2021, excluding any future or potential transactions or offerings. The pro forma adjustment is to reflect the issuance of approximately 5.5 million shares of Aytu common stock issued both for Neos Merger Agreement consideration stock and Neos carryover equity grants.

Pediatric Product Portfolio Acquisition

(e)

Due to a lack of available discrete financial information, the operating results of the Cerecor Transaction for the pre-acquisition period covering October 1, 2019, through October 31, 2019, were excluded from the unaudited pro forma condensed combined statement of operations for the twelve months ended June 30, 2020.

(f)

Represents adjustments to reflect the impact on amortization and accretion expense resulting from the estimated fair values of amortizable intangible assets acquired and assumed fixed payments obligations on November 1, 2019.

Innovus Merger

(g)

Represents the operating results for the seven months ended January 31, 2020. The operating results of Innovus for the period February 14, 2020, through March 31, 2020, are included in the operating result of the Company.

(h)	Represents the transaction costs specific to the merger incurred by both the Company and Innovus for the year ended June 30, 2020.

(i)	Represents adjustments to reflect the impact on amortization and accretion expense resulting from the estimated fair values of amortizable intangible assets acquired at February 14, 2020.

(j)	Represents the pro forma weighted average shares outstanding at the end of the twelve months ended June 30, 2020.